                                                                   EXHIBIT 10.23

                                March 12, 2001


Douglas H. Kelsall
Executive Vice President & CFO
10200 A East Girard Avenue
Denver, Colorado  80231


     Re:  Amendment to Employment Agreement
          ---------------------------------

Dear Doug:

I am writing to confirm that effective October 1, 2000 your salary is $185,000, and your target bonus, subject to the discretion of the Board of Directors, is $92,500. Effective November 30, 2000, your title is Executive Vice President & CFO.

This letter is intended to amend your Employment Agreement to reflect your new salary and/or title. The purpose of this letter is to express these changes only; no terms and conditions of your Employment Agreement, other than the terms that are expressly amended in this letter, are changed by this letter.

If you have any questions regarding this matter, please do not hesitate to contact me. Please acknowledge your understanding and acceptance of this amendment to your Employment Agreement by signing below and returning this document to the General Counsel on or before March 16, 2001.

Sincerely,

/S/ Oakleigh Thorne
-------------------
Oakleigh Thorne
CEO


Acknowledged and Accepted By:


/s/ Douglas H. Kelsall
----------------------
Douglas H. Kelsall
Executive Vice President & CFO